Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Acceleron Pharma Inc. 2013 Employee Stock Purchase Plan and the Acceleron Pharma Inc. 2013 Equity Incentive Plan of our report dated March 17, 2014, with respect to the consolidated financial statements of Acceleron Pharma Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Boston, Massachusetts
August 19, 2014